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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                       S&P MANAGED FUTURES INDEX FUND, LP

       The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

   1.  The name of the limited partnership is: S&P Managed Futures Index Fund,
       LP.

   2. The address of the Partnership's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

       The name and mailing address of the general partner is as follows:

                          RefcoFund Holdings, LLC
                          550 W. Jackson Boulevard
                          Suite 1300
                          Chicago, Illinois 60661

   3. The filing of this Certificate of Limited Partnership shall be effective upon filing.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of S&P Managed Futures Index Fund, LP as of this 12th day of May, 2003.


                                           REFCOFUND HOLDINGS, LLC
                                           its general partner


                                           By: /s/ Joseph J. Murphy
                                              ---------------------
                                           Name:  Joseph J. Murphy
                                           Title: Manager